                                                              EXHIBIT (d)(5)(ii)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                         ING INVESTMENT MANAGEMENT CO.

                                                         ANNUAL SUB-ADVISER FEE
                                                         ----------------------
SERIES                                        (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------
ING Classic Money Market Fund                                    0.1125%

ING GNMA Income Fund                               0.2115% on first $1 billion of assets
                                                   0.1800% on next $4 billion of assets
                                                       0.1575% on assets thereafter

ING High Yield Bond Fund                           0.2295% on first $1 billion of assets
                                                   0.2025% on next $4 billion of assets
                                                       0.1800% on assets thereafter

ING Institutional Prime Money Market Fund                        0.04%

ING Intermediate Bond Fund                                      0.0765%

ING National Tax-Exempt Bond Fund                               0.1350%


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